UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2007

NeoMagic Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22009	77-0344424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Jay Street, Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 988-7020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On June 11, 2007, the Compensation Committee of the Board of Directors of NeoMagic Corporation (the “Company”) approved a non-equity incentive bonus plan for executive officers Douglas Young, Syed Zaidi, Deep Puar, and, applicable to him once he has started as chief financial officer, Steven Berry (collectively, the “Executive Officers”). Under this bonus plan, should the Company achieve 100% of its revenue target for fiscal 2008, each Executive Officer shall be entitled to receive a bonus equal to 25% of his base salary. Should the Company achieve less than 80% of its revenue target for fiscal 2008, no bonus is payable. Should the Company achieve between 80-100% of its revenue target for fiscal 2008, each Executive Officer shall receive a bonus that is pro rated on a straight line basis. For example, if the Company achieves 85% of its revenue target for fiscal 2008, then each Executive Officer shall be entitled to a bonus equal to 6.25% of his base salary. Should the Company achieve more than 100% of its revenue target for fiscal 2008, up to a maximum of 200% of the revenue target, then the bonus to each executive officer shall be pro rated to a maximum of 50% of his base salary. For example, if the Company achieves 140% of its revenue target for fiscal 2008, then each Executive Officer shall be entitled to a bonus equal to 35% of his base salary. Bonuses are payable at the end of fiscal year 2008. Should an Executive Officer leave the Company prior to January 27, 2008, all rights to any bonus are forfeited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)

Date: June 15, 2007	/s/ Douglas R. Young
Douglas R. Young
Chief Executive Officer